UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

WMX Group Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WMX GROUP HOLDINGS, INC.

10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441

Telephone: (617) 501-6766

July 18, 2013

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock and preferred stock of WMX Group Holdings, Inc., a Florida corporation (the “Company”), as of the close of business on the record date, July 8, 2013. The purpose of the Information Statement is to notify the Company’s shareholders that on July 8, 2013, the Company received written consents in lieu of a meeting of shareholders from the holders of our common and preferred stock, representing 70% of the combined voting power of our common and preferred stock. The Written Consent adopted resolutions that:

(1) authorized the Company to change the name of the Company from “WMX Group Holdings, Inc.” to “Oxford City Football Club, Inc.” or a substantially similar name; and

(2) increased the number of authorized shares of the Company’s common stock from four hundred and fifty thousand (450,000) shares to two hundred million (200,000,000) shares.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding capital stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock and preferred stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about July 18, 2013 to shareholders of record on July 8, 2013.

Sincerely,

/s/ Thomas Guerriero
Thomas Guerriero
President and Chief Executive Officer

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WMX GROUP HOLDINGS, INC.

10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441

Telephone: (617) 501-6766

_____________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock and preferred stock of WMX Group Holdings, Inc., a Florida corporation (the “Company”), as of the close of business on the record date, July 8, 2013. The purpose of the Information Statement is to notify the Company’s shareholders that on July 8, 2013, the Company received written consents in lieu of a meeting of shareholders (the “Written Consent”) from the holders of our common and preferred stock, representing 70% of the combined voting power of our common and preferred stock. The Written Consent adopted resolutions that:

(1) authorized the Company to change the name of the Company from “WMX Group Holdings, Inc.” to “Oxford City Football Club, Inc.” or a substantially similar name; and

(2) increased the number of authorized shares of the Company’s common stock from four hundred and fifty thousand (450,000) shares to two hundred million (200,000,000) shares.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.

Because shareholders holding at least a majority of the voting rights of our outstanding common stock and preferred stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock and preferred stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

In accordance with the Company’s bylaws, our Board of Directors has fixed the close of business on July 8, 2013 as the record date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about July 18, 2012 to shareholders of record on the record date.

DISTRIBUTION AND COSTS

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, the Company will only deliver one Information Statement to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders. Also, the Company will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to the Company at its address noted above.

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Shareholders may also address future requests regarding delivery of information statements by contacting the Company at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to change the name of the Company from “WMX Group Holdings, Inc.” to “Oxford City Football Club, Inc.” or a substantially similar name and the increase of the Company’s authorized common and preferred stock requires the affirmative vote of the holders of a majority of the voting power of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common and preferred stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common and preferred stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

In addition, the Florida Business Corporation Act provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The common stock and the Series A Convertible Preferred Stock constitute the sole outstanding classes of the Company’s voting securities. On July 8, 2013, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, the Company had 230,801 shares of common stock issued and outstanding and 2,500 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Series A Convertible Preferred Stock had 100 votes. Thus, the voting power of all of the Series A Convertible Preferred Stock was 250,000 votes. The holders of the Series A Convertible Preferred Stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Convertible Preferred Stock, each having 100 votes per share. Thus, the combined voting power of all of the Series A Convertible Preferred Stock and common stock was 480,801 votes. Accordingly, the vote or written consent of the shareholders holding at least 240,401 shares of the combined outstanding common stock and Series A Convertible Preferred Stock is necessary to change the Company’s name of the Company from “WMX Group Holdings, Inc.” to “Oxford City Football Club, Inc.” and to the increase of the Company’s authorized common stock.

On July 8, 2013, the Company received the Written Consent from Thomas Guerriero, the holder of 86,649 shares of the issued and outstanding shares of common stock and 2,500 shares of the issued and outstanding Series A Convertible Prefered Stock, representing 70% of the issued and outstanding shares of common stock and Series A Convertible Preferred Stock. The Written Consent adopted resolutions which (1) authorized the Company to change the name of the Company from “WMX Group Holdings, Inc.” to “Oxford City Football Club, Inc.”; and (2) increased the number of authorized shares of the Company’s common stock from four hundred and fifty thousand (450,000) shares to two hundred million (200,000,000) shares.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment to the Articles of Incorporation of WMX Group Holdings, Inc. may not be filed with the Florida Secretary of State and the name change may not be implemented until twenty (20) calendar days after this Information Statement is first mailed to our shareholders. As mentioned earlier, the name change will become effective upon the filing of the relevant documents with the Secretary of State of the State of Florida, which is anticipated to be on or about August 7, 2013, twenty (20) days after the mailing of this Information Statement.

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ACTION #1

CORPORATE NAME

The Company believes that its new name is more descriptive of its current and projected business activities. Management believes that the proposed name "Oxford City Football Club, Inc." or a substantially similar name is more descriptive of the Company and its business.

Florida does not permit the reservation of a name. Accordingly, if the proposed name “Oxford City Football Club, Inc.” is not available when the Company files its Articles of Amendment the Company will file an amendment with a name substantially similar to Oxford City Football Club, Inc.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the name change is attached hereto as Exhibit A. The name change will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Florida, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

ACTION #2

INCREASE AUTHORIZED COMMON STOCK

The Board of Directors and stockholders of the Company have approved an increase in the number of the Company’s authorized shares of common stock from four hundred and fifty thousand (450,000) shares to two hundred million (200,000,000) shares by means of filing Articles of Amendment to the Company’s Articles of Incorporation.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because the holders of common stock do not have preemptive rights to purchase or subscribe for any new issuances of common stock, the authorization and subsequent issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter current stockholders’ relative rights and limitations.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the increase in the authorized common stock is attached hereto as Exhibit A. The increase in the authorized common stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Florida, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase

On December 3, 2012, the Company filed Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida (the “Certificate of Designation”) setting forth the rights and preferences of the Company’s newly created Series A Convertible Preferred Stock. Among other things, the Certificate of Designation provided that any one (1) share of Series A Convertible Preferred Stock shall be convertible into one hundred (100) shares of our common stock. In order to ensure that there are a sufficient number of shares of common stock to convert into, the Certificate of Designation provides that the Company “will at all times reserve and keep available out of its authorized but unissued common stock solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock such number of shares of common stock as will from time to time be sufficient to effect the conversion of all of the outstanding Series A Convertible Preferred Stock.”

The Company currently has 2,500 shares of Series A Convertible Preferred Stock issued and outstanding. If the holders of the Series A Convertible Preferred Stock desire to convert into common stock, there would have to be at least an available 250,000 shares of authorized common stock. Currently, however, there are only 450,000 authorized shares of common stock and 230,801 shares of common stock issued and outstanding, leaving only 219,199 authorized and unissued common shares. With this many authorized but unissued shares of common stock available, it would be impossible to effect the conversion of all of the outstanding Series A Convertible Preferred Stock as required by the Certificate of Conversion. As such, the Company is required to increase its authorized common stock accordingly.

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In addition, in order to permit the Company to raise capital or issue its common stock for other business purposes, the Company needs to increase the number of shares of its authorized common stock for issuance under its Articles of Incorporation. As a result of the increase in authorized common stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends.

The Company is at all times investigating additional sources of financing which the board of directors believes will be in the Company’s best interests and in the best interests of the Company’s shareholders. While the Company hopes to raise money in the near future, it currently has no plans, arrangements or understandings for the issuance of additional shares at the present time.

Effects of Increase

With an increase in the Company’s authorized common shares, the board of directors will be able to issue those additional shares without the approval of the Company’s shareholders, except as may be required by applicable law. In general, the issuance of any new shares of common stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the common stock. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized common stock be utilized as an anti-takeover measure.

No Dissenters’ Right of Appraisal

Neither Florida law nor our Articles of Incorporation provide our shareholders with dissenters’ rights in connection with the Articles of Amendment to our Articles of Incorporation. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the Articles of Amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of July 8, 2013, the beneficial ownership of our common and preferred stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Unless otherwise noted, the address of each beneficial owner is located at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class (2)
Common	Thomas Guerriero	339,649(3)	70%
Common	Philip Clark	-	-
Common	Anthony Guerriero	-	-
Total of All Directors and Executive Officers:

More Than 5% Beneficial Owners:
Common	None

(1)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)	The percent of class is based on 480,801 voting shares as of July 8, 2013, comprised of 230,801 shares of the Company’s common stock issued and outstanding as of July 8, 2013, and 2,500 shares of the Company’s Series A Convertible Preferred Stock issued and outstanding as of July 8, 2013, which has the power to vote 250,000 shares.
(3)	Includes 89,649 shares of common stock and 2,500 shares of Series A Convertible Preferred Stock held in his name.

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OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE PLAN, PLEASE CONTACT:

WMX GROUP HOLDINGS, INC.

10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441

Telephone: (617) 501-6766

Sincerely,

/s/ Thomas Guerriero
Thomas Guerriero
President and Chief Executive Officer

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EXHIBIT A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

WMX GROUP HOLDINGS, INC.

Pursuant to the provisions of section 607.1006 of the Florida Business Corporation Act, WMX Group Holdings, Inc. (the "Corporation"), adopts the following amendments to its Articles of Incorporation:

FIRST: Article I of the Articles of Incorporation is hereby amended to read as follows:

The name of this Corporation is: Oxford City Football Club, Inc.

SECOND: Article V of the Articles of Incorporation is hereby amended to read as follows:

The total number of shares of capital stock that the Corporation has the authority to issue is two hundred million and ten thousand (200,010,000) shares. These shares shall be divided into two classes, consisting of two hundred million (200,000,000) shares of common stock $.0001 par value per share and ten thousand (10,000) shares of preferred stock, blank check, $.0001 par value per share.

On December 3, 2012, the Corporation filed Articles of Amendment to the Articles of Incorporation to provide for a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation is incorporated herein by reference in its entirety.

The foregoing amendment was authorized and approved by the Board of Directors by unanimous written consent, in lieu of a meeting effective as of July 8, 2013 and approved by the shareholders owning a majority of the outstanding voting shares pursuant to a written consent, in lieu of a meeting effective as of July 8, 2013. The number of votes cast for the amendment by the shareholders was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this _____ day of __________, 2013.

OXFORD CITY FOOTBALL CLUB, INC.

By:_____________________________________

Name: Thomas Guerriero

Title: CEO and Director

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